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                                                                      Exhibit 23

                          [Coopers & Lybrand LLP Letterhead]


                          Consent of Independent Accountants


We consent to the incorporation by reference in the Registration Statement of Hach Company and Subsidiaries on Form S-8 of our report dated June 26, 1997 on our audits of the consolidated financial statements of Hach Company and Subsidiaries as of April 30, 1997 and 1996, and for the years ended April 30, 1997, 1996 and 1995, which report is included in the Annual Report on Form 10-K.

                                            /s/ Coopers & Lybrand LLP


Denver, Colorado
November 3, 1997


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